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                       [LETTERHEAD OF ERNST & YOUNG LLP]

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Statements" and "Auditors" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the use of our report dated April 24, 1998, with respect to the financial statements of First Providian Life and Health Insurance Company Separate Account C--Marquee (name changed to AUSA Life Insurance Company, Inc. Separate Account C--Marquee on October 1, 1998) and to the use of our report dated October 1, 1998 with respect to the supplemental statutory-basis financial statements of AUSA Life Insurance Company, Inc. included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-65145) for AUSA Life Insurance Company, Inc. Separate Account C and related Prospectus of the AUSA Marquee Variable Annuity.
                                       /s/ Ernst & Young LLP

Des Moines, Iowa

December 28, 1998